                                                                    Exhibit 99.1


McKesson Reports Fiscal 2002 Third Quarter Results

    SAN FRANCISCO--(BW HealthWire)--Jan. 22, 2002--McKesson Corporation (NYSE:MCK) today reported that earnings per diluted share before special items increased 58% in its third quarter ended December 31, 2001, on a 20% increase in revenues, to $9.6 billion, excluding sales to customers' warehouses. McKesson had net income before special items of $111.7 million or 38 cents per diluted share in the quarter, compared to net income before special items and discontinued operations of $69.3 million and 24 cents in the third quarter a year ago.

    As reported under U.S. Generally Accepted Accounting Principles (GAAP) for the three months ended December 31, 2001, McKesson had revenues of $13.2 billion, including warehouse sales, and net earnings of $108.8 million including the $2.9 million after-tax impact of special items. Including special items and the results of discontinued operations, in the third quarter a year ago McKesson had revenues of $11.0 billion, including warehouse sales, and net earnings of $1.7 million.

    McKesson considers pro forma net income and operating profit, which excludes special items and discontinued operations, to be the most relevant benchmarks of the company's core operating performance. Unless otherwise noted, all subsequent financial results described in this release exclude special items.

    McKesson's earnings improvement was driven by continued strong revenue growth and operating margin expansion in its Supply Solutions segment as well as a significant increase in the operating profit of its Information Solutions segment.

    Supply Solutions segment operating profit increased 32%, to $223.9 million from $169.7 million in the third quarter a year ago. The increase resulted from revenue growth of 21%, combined with operating margin expansion of 21 basis points, to 2.39% from 2.18% in the third quarter a year ago.

    Information Solutions segment operating profit increased to $15.1 million from $1.7 million in the third quarter a year ago, reflecting an increase in operating margin to 6.14% from 0.76%. Information Solutions segment revenues increased 10%, led by a 34% increase in software revenues. One-time software bookings were up more than 100% from a year ago.

    "We continue to achieve operating margin improvement and strong revenue growth in our Supply Solutions segment," said John H. Hammergren, president and chief executive officer. "The Supply Solutions segment has had six consecutive quarters of year-over-year operating margin expansion. A series of initiatives to improve processes in our U.S. pharmaceutical business are continuing to drive increases in the operating margin. We also have been able to exceed our target of revenue growth in line with industry growth by attracting new business that had not previously been in the wholesale distribution channel."

    "Our Information Solutions segment had its fourth consecutive quarter of year-over-year revenue growth. Our backlog is up significantly, driven by a large outsourcing contract with the National Health Service of England and Wales. The strong customer interest in our Horizon Clinicals offering following its introduction in July is now materializing in new software agreements and a substantially larger pipeline of active sales opportunities compared to a year ago. This activity should drive future growth in Information Solutions."

    Highlights of the Third Quarter

    Supply Solutions

    -- Revenues were up 21%, to $9.4 billion, versus the third quarter a year ago. U.S. pharmaceutical distribution and service revenues were up 23% in the quarter to $7.9 billion, international revenues increased 10%, to $758 million, and medical-surgical revenues were up 6% to $756 million. The increase in U.S. pharmaceutical revenues resulted primarily from the impact of the implementation of several large distribution agreements which took effect in prior quarters, including revenues from new business that previously had not been part of the wholesale distribution channel. U.S. pharmaceutical revenues also included an extra selling day in the third quarter this year.

    -- Operating profit was up 32% and operating margin increased 21 basis points over the third quarter a year ago. Operating profit in McKesson's Supply Solutions segment was $223.9 million in the third quarter. The operating margin expanded to 2.39% from 2.18% in the third quarter a year ago. Continued operating efficiencies, improved product sourcing activities and discontinuance of goodwill amortization were the major factors producing the margin expansion.

    Information Solutions

    -- Revenues were up 10%, to $246.1 million, compared to the third quarter a year ago. Software revenues in the third quarter were $37.8 million, a 34% increase from the third quarter a year ago. One-time software bookings in the third quarter were $53 million, an increase of more than 100% from the third quarter last year. The increase in software bookings reflects greater demand for the company's clinical applications, with more than 60% of the bookings from the Horizon Clinicals offering. Third quarter sales activities included large agreements with Presbyterian Healthcare Services, Atlantic Health Systems, Catholic Healthcare Partners and Memorial Health University Medical Center. Services and outsourcing revenues in the third quarter were $185.2 million, a 6% increase compared to the same quarter last year. Hardware revenue was $23.1 million.

    -- Operating margin increased to 6.14% from 0.76% in the third quarter a year ago. The operating margin expansion resulted from increases in software revenue, management of operating expenses and discontinuance of goodwill amortization.

    -- Segment backlog was almost $2 billion at December 31, 2001, versus $1.4 billion on a comparable basis a year ago. The increase in backlog resulted primarily from a recently signed $480 million outsourcing contract to provide a standardized, fully automated human resources and payroll system for the National Health Service of England and Wales. McKesson has revised the method by which it reports backlog to eliminate the impact of annual maintenance billings.

    Additional Operating Statement Data

    -- Corporate expenses increased to $37.5 million from $27.0 million in the third quarter a year ago. The increase in the third quarter compared to a year ago reflects expenses for the sale of receivables associated with working capital requirements, higher benefit costs, and McKesson's share of losses of HealthNexis. Late in the quarter, HealthNexis merged with the Global Health Exchange, which reduced McKesson's percentage of ownership in the combined organization.

    -- Net income was reduced by $2.9 million, after tax, for special items. The special items were primarily associated with a litigation settlement involving a 1996 acquisition of a pharmaceutical distributor.

    -- McKesson's cash flow from operations for the first nine months was $81 million. At December 31, 2001, McKesson's cash and marketable securities totaled $290 million, total debt was $1.2 billion, stockholders' equity was $3.8 billion and the company's net debt-to-capital ratio was 19%. Return on average committed capital was 20.3% compared to 17.8% a year ago. McKesson's effective tax rate for the year was reduced to 36% as a result of tax planning initiatives, and this resulted in a current-quarter tax rate of 35.1%. Earnings per diluted share were based on 299.2 million average diluted shares. The company had approximately 287 million shares outstanding. During the third quarter, McKesson repurchased approximately 808,000 shares of common stock as part of the company's previously announced $250 million share repurchase program.

    A Webcast of the company's regular conference call to review financial results with the financial community is available through McKesson's Website, www.mckesson.com, live at Noon ET today. McKesson files its financial results prepared in accordance with U.S. GAAP, with its quarterly report on Form 10-Q with the Securities and Exchange Commission. Shareholders are encouraged to review these filings and more information about McKesson, all of which are located on the company's Website.

    McKesson Corporation is the leading provider of supply, information and care management products and services designed to reduce costs and improve quality across healthcare. McKesson solutions empower healthcare professionals with the tools they need to deliver care more effectively and efficiently. With revenues of $42 billion for the fiscal year ended March 31, 2001, McKesson ranks no. 35 in the 2001 Fortune 500.

    Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified by their use of forward-looking terminology such as "believes," "expects," "anticipates," "may," "will," "should," "seeks," "approximates," "intends," "plans," "estimates" or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the resolution or outcome of pending litigation and government investigations relating to the company's previously announced financial restatement ("Restatement"); the effect of the events relating to, or arising out of, the Restatement on the company's ability to attract and retain employees and management; the changing U.S. healthcare environment, including potential changes in private and governmental reimbursement for healthcare products and services, the method by which such products and services are delivered, legislation or regulations governing such products and services, or mandated benefits or changes in manufacturer's pricing or distribution policies; substantial defaults in payment or a material reduction in purchases by large customers; the ability of McKesson Information Solutions to retain existing customers and to attract new customers in light of rapid technological advances, challenges in integrating the company's software products, or the slowing or deferral of demand for such products resulting from the impact of current or pending government regulations; the timing and amounts of the ongoing customer settlement process; and the company's ability to successfully integrate and operate acquired businesses, and manage the risks associated with such businesses, including the acquisition of the business formerly known as HBO & Co. The company assumes no obligation to update information contained in this release.


                                                                      Schedule I

                              McKESSON CORPORATION
                  PRO FORMA AND AS REPORTED INCOME INFORMATION
                                   (unaudited)
                     (in millions except per share amounts)


                        Quarter Ended                 Nine Months Ended
                         December 31                    December 31
                      FY02 (1)    FY01       Chg.   FY02 (1)     FY01     Chg.
                      --------  --------     ----   --------   --------   ----
Revenues
  Excluding
   sales to
   customers'
   warehouses         $9,629.0  $8,002.7      20%  $27,094.2  $22,885.2    18%
  Sales to
   customers'
   warehouses          3,567.7   3,015.1      18     9,915.7    7,715.7    29
                      --------  --------            --------   --------

    Total             13,196.7  11,017.8      20    37,009.9   30,600.9    21

Costs and
 expenses
 excluding
 special items        13,004.7  10,884.8      19    36,484.0   30,222.0    21
                      --------  --------            --------   --------

Pro forma
 operating
 income                  192.0     133.0      44       525.9      378.9    39

Interest
 expense                 (27.2)    (28.3)     (4)      (81.2)     (84.4)   (4)

Other income
 excluding
 special items             9.5      11.4     (17)       26.8       31.6   (15)
                      --------  --------            --------   --------

Pro forma
 income before
 income taxes            174.3     116.1      50       471.5      326.1    45

Income taxes             (61.1)    (45.3)             (169.6)    (127.2)

Dividends on
 preferred
 securities of
 subsidiary
 trust                    (1.5)     (1.5)               (4.6)      (4.6)
                      --------  --------            --------   --------
Pro forma
 income before
 special items
 and discontinued
 operations             $111.7     $69.3      61      $297.3     $194.3    53
                      ========  ========            ========   ========

Pro forma income
 before special
 items and
 discontinued
 operations             $111.7     $69.3      61      $297.3     $194.3    53
Special items:
  Expense (2)             (4.5)   (101.7)              (53.7)     (99.5)
  Income tax
   benefit                 1.6      39.7                49.6       38.0
Discontinued
 operations                 --      (5.6)                 --       (5.6)
                      --------  --------            --------   --------
Net income as
 reported
 (U.S. GAAP)            $108.8      $1.7   6,300      $293.2     $127.2   131
                      ========  ========            ========   ========
Earnings per
 common share
 Diluted
   Pro forma
    before
    special
    items and
    discontinued
    operations           $0.38     $0.24      58       $1.01      $0.68    49
   Special items         (0.01)    (0.21)              (0.01)     (0.21)
   Discontinued
    operations              --     (0.02)                 --      (0.02)
                      --------  --------            --------   --------
     As reported
     (U.S. GAAP)         $0.37     $0.01   3,600       $1.00      $0.45   122
                      ========  ========            ========   ========
 Basic
   Pro forma
    before
    special
    items and
    discontinued
    operations           $0.39     $0.24      63       $1.04      $0.69    51
   Special items         (0.01)    (0.21)              (0.01)     (0.22)
   Discontinued
    operations              --     (0.02)                 --      (0.02)
                      --------  --------            --------   --------
     As reported
     (U.S. GAAP)         $0.38     $0.01   3,700       $1.03      $0.45   129
                      ========  ========            ========   ========
Shares on which
 earnings per
 common share
 were based

    Diluted              299.2     295.1       1       299.0      292.3     2
    Basic                285.6     283.4       1       284.9      283.0     1


(1) Excludes goodwill amortization in accordance with the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". For the quarter ended December 31, 2000, net income excluding special items and discontinued operations, would have been $81.3 million and diluted earnings per share would have been $0.28, excluding pre-tax goodwill amortization of $12.8 million ($12.0 million after-tax). For the nine months ended December 31, 2000, net income as adjusted, would have been $228.3 million and diluted earnings per share would have been $0.80, excluding pre-tax goodwill amortization of $36.4 million ($34.0 million after-tax).

(2) See notes (2) and (3) on Schedule II.

                                                                     Schedule II

                              McKESSON CORPORATION
              PRO FORMA AND AS REPORTED RESULTS BY BUSINESS SEGMENT
                                   (unaudited)
                                  (in millions)


                      Quarter Ended December 31    Nine Months Ended December 31
                   ------------------------------  -----------------------------
                     FY02         FY01      Chg.      FY02        FY01     Chg.
                   ---------   ---------  -------  ---------   ---------   ----
REVENUES
Supply Solutions
 Pharmaceutical
  Distribution
  & Services (1)

 U.S. Health
  Care             $ 7,868.6   $ 6,375.8      23%  $21,942.1   $18,101.9    21%
 International         757.6       691.6      10     2,184.6     1,967.4    11
                   ---------   ---------           ---------   ---------
  Total
   Pharmaceutical
   Distribution
   & Services        8,626.2     7,067.4      22    24,126.7    20,069.3    20
 Medical-
  Surgical
  Distribution
  & Services           756.1       710.6       6     2,240.5     2,144.6     4
                   ---------   ---------           ---------   ---------
  Total
   Supply
   Solutions         9,382.3     7,778.0      21    26,367.2    22,213.9    19
                   ---------   ---------           ---------   ---------

Information
 Solutions
  Software              37.8        28.3      34       125.4        88.1    42
  Services             185.2       174.5       6       543.8       525.1     4
  Hardware              23.1        21.5       7        56.0        56.3    (1)
                   ---------   ---------           ---------   ---------
  Total
   Information

   Solutions           246.1       224.3      10       725.2       669.5     8
                   ---------   ---------           ---------   ---------
Corporate                0.6         0.4                 1.8         1.8
                   ---------   ---------           ---------   ---------
  Total            $ 9,629.0   $ 8,002.7      20   $27,094.2   $22,885.2    18
                   =========   =========           =========   =========

OPERATING PROFIT
Supply
 Solutions         $   223.9   $   169.7      32%  $   621.8   $   474.3    31%
Information
 Solutions              15.1         1.7     788        39.2         6.4   513
                   ---------   ---------           ---------   ---------
Pro forma
 operating
 profit                239.0       171.4      39       661.0       480.7    38
Special
 items (2)               --         (2.1)              (45.7)        0.8
                   ---------   ---------           ---------   ---------
 Operating
  profit
  as reported
  (U.S. GAAP)          239.0       169.3      41       615.3       481.5    28
                   ---------   ---------           ---------   ---------

Interest expense       (27.2)      (28.3)     (4)      (81.2)      (84.4)   (4)

Corporate
 excluding
 special items         (37.5)      (27.0)             (108.3)      (70.2)
Special
 items (3)              (4.5)      (99.6)               (8.0)     (100.3)
                   ---------   ---------           ---------   ---------
 Corporate as
  reported
  (U.S. GAAP)          (42.0)     (126.6)             (116.3)     (170.5)
                   ---------   ---------           ---------   ---------

Income before
 income taxes
 excluding
 special items         174.3       116.1      50       471.5       326.1    45
Special
 items (2),(3)          (4.5)     (101.7)              (53.7)      (99.5)
                   ---------   ---------           ---------   ---------
 Income before
  income taxes
  as reported
  (U.S. GAAP)          169.8        14.4   1,079       417.8       226.6    84
                   ---------   ---------           ---------   ---------

Income taxes
 excluding
 special items         (61.1)      (45.3)     35      (169.6)     (127.2)   33
Income tax
 benefit on
 special items           1.6        39.7                49.6        38.0
                   ---------   ---------           ---------   ---------
  Total
   income
   taxes               (59.5)       (5.6)             (120.0)      (89.2)
                   ---------   ---------           ---------   ---------
Dividends on

 preferred
 securities of
 subsidiary
 trust                  (1.5)       (1.5)               (4.6)       (4.6)
                   ---------   ---------           ---------   ---------

Income after
 taxes from
 continuing
 operations            108.8         7.3   1,390       293.2       132.8   121

Discontinued
 operations (4)           --        (5.6)                 --        (5.6)
                   ---------   ---------           ---------   ---------

Net income as
 reported
 (U.S. GAAP)       $   108.8   $     1.7   6,300   $   293.2   $   127.2   131
                   =========   =========           =========   =========

STATISTICS
(excluding
 special items)
Pro forma
 operating profit
 as a % of
 revenues (1)
   Supply
    Solutions           2.39%       2.18%   21 bp       2.36%       2.14%  22 bp
   Information
    Solutions           6.14%       0.76%  538 bp       5.41%       0.96% 445 bp

Return on
 committed
 capital
 - 5 quarter
 average                20.3%       17.8%

Return on equity
 - 5 quarter
 average                10.5%        7.2%

(1) Excludes sales to customers' warehouses of $3,567.7 million and $3,015.1 million for the quarters ended December 31, 2001 and 2000, and $9,915.7 million and $7,715.7 million for the nine months ended December 31, 2001 and 2000.

(2) Special items for the nine months ended December 31, 2001 primarily consist of a $29.1 million charge for asset impairments, severance and exit-related costs to consolidate facilities in the medical-surgical distribution business, $18.4 million in losses incurred on the sales of businesses and $3.2 million of asset impairment charges. These charges were partially offset by $3.8 million of proceeds from the settlements of claims with third parties and net reductions of $1.2 million in costs associated with prior year restructuring plans.

    For the quarter and nine months ended December 31, 2000, special charges include $1.7 million and $4.5 million for asset impairments, severance and exit related costs and a $0.4 million equity investment impairment loss. For the nine months ended December 30, 2000, special items also include a $7.8 million gain on liquidation of an investment and a $2.1 million charge to write off purchased in-process technology related to an acquisition.

(3) For the quarter and nine months ended December 31, 2001, Corporate special items include $4.3 million and $5.8 million of legal settlement and shareholder litigation costs and $0.2 million and $5.9 million of losses on equity investments. Special charges for the nine months ended December 31, 2001 also include a $2.8 million reversal of prior year severance reserves and $0.9 million in settlement proceeds from an investment that was written off in prior years.

    The quarter and nine months ended December 31, 2000 primarily include special charges of $98.5 million for equity investment impairments. Special charges also include charges of $1.1 million in the quarter and $1.8 million in the nine months for legal fees incurred in connection with the pending shareholder litigation.

(4) The quarter and nine months ended December 31, 2000 include charges primarily resulting from an adjustment to a previously recorded gain on the sale of a business.



                                                                    Schedule III

                              McKESSON CORPORATION
                       CONDENSED BALANCE SHEET INFORMATION
                                   (unaudited)
                                  (in millions)


                                                    December 31,    March 31,
                                                        2001           2001
                                                     ---------      ---------
ASSETS
 Current Assets
  Cash and equivalents                               $   284.9      $   433.7
  Marketable securities
   available for sale                                      5.3           11.9
  Receivables                                          3,604.2        3,443.4
  Inventories                                          6,259.3        5,116.4
  Prepaid expenses and other                             160.7          158.6
                                                     ---------      ---------
   Total                                              10,314.4        9,164.0
 Property, Plant and Equipment, net                      579.8          595.3
 Capitalized Software                                    118.8          103.7
 Notes Receivable                                        225.4          131.3
 Goodwill and Other Intangibles                        1,063.3        1,064.4
 Other Assets                                            487.2          471.2
                                                     ---------      ---------
  Total Assets                                       $12,788.9      $11,529.9
                                                     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
  Drafts and accounts payable                        $ 6,249.1      $ 5,361.9
  Deferred revenue                                       427.6          378.5
  Short-term borrowings                                   15.0             --
  Current portion of long-term debt                      318.4          194.1

  Other liabilities                                      633.7          615.2
                                                     ---------      ---------
   Total                                               7,643.8        6,549.7
 Postretirement Obligations and
  Other Noncurrent Liabilities                           272.5          255.8
 Long-Term Debt                                          893.4        1,035.6
 McKesson Corporation - Obligated
  Mandatorily Redeemable Convertible
    Preferred Securities of Subsidiary
    Grantor Trust Whose Sole Assets Are
    Junior Subordinated Debentures
    of McKesson Corporation                              196.1          195.9
 Stockholders' Equity                                  3,783.1        3,492.9
                                                     ---------      ---------
             Total                                   $12,788.9      $11,529.9
                                                     =========      =========


                                                                     Schedule IV

                              McKESSON CORPORATION
                         CONDENSED CASH FLOW INFORMATION
                                   (unaudited)
                                  (in millions)

                                                  Nine Months Ended
                                                    December 31
                                                 2001          2000
                                             ----------    ----------
OPERATING ACTIVITIES
  Net Income From Continuing Operations      $    293.2    $    132.8
  Adjustments to Reconcile to Net
   Cash Provided (Used) By
   Operating Activities
    Depreciation                                   87.4          85.4
    Amortization                                   66.1          92.4
    Provision for bad debts                        40.0          37.3
    Deferred taxes on income                        9.5          40.7
    Loss on sale of businesses                     18.4            --
    Other non-cash items                           19.0          60.5
                                             ----------    ----------
      Total                                       533.6         449.1
                                             ----------    ----------

  Effects of Changes In
    Receivables                                  (323.1)       (566.6)
    Inventories                                (1,151.1)       (780.9)
    Accounts and drafts payable                   891.8       1,136.4
    Deferred revenue                               52.9          36.4
    Taxes                                         100.0        (213.9)
    Other                                         (22.7)         (9.0)
                                             ----------    ----------
      Total                                      (452.2)       (397.6)
                                             ----------    ----------
      Net cash provided by
       continuing operations                       81.4          51.5
  Discontinued Operations                          (0.2)         (6.7)
                                             ----------    ----------

      Net cash provided by
       operating activities                        81.2          44.8
                                             ----------    ----------

INVESTING ACTIVITIES
  Property Acquisitions                           (74.8)        (96.0)
  Acquisition of Businesses, Less
   Cash and Short-Term
   Investments Acquired                           (10.7)        (50.7)
  Notes Receivable Issuances, Net                 (46.2)        (26.2)
  Other                                           (76.9)        (16.7)
                                             ----------    ----------

      Net cash used by investing
       activities                                (208.6)       (189.6)
                                             ----------    ----------

FINANCING ACTIVITIES
  Proceeds From the Issuance of Debt               18.9           5.6
  Repayment of Debt                               (23.6)        (38.8)
  Dividends Paid on Preferred
   Securities of Subsidiary Trust                  (7.5)         (7.5)
  Capital Stock Transactions
    Issuances                                      71.9          34.2
    Repurchases                                   (44.2)        (25.7)
    ESOP notes and guarantees                      14.5          10.9
    Dividends paid                                (51.4)        (51.3)
    Other                                            --           1.7
                                             ----------    ----------
      Net cash used by financing
       activities                                 (21.4)        (70.9)
                                             ----------    ----------
Net Decrease in Cash and Equivalents             (148.8)       (215.7)
Cash and Equivalents at Beginning
 of Period                                        433.7         548.9
                                             ----------    ----------
Cash and Equivalents at End of Period        $    284.9    $    333.2
                                             ==========    ==========


    --30--

    CONTACT: McKesson Corporation
             Larry Kurtz, 415/983-8418 (V.P., Investor Relations)